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                                                                    EXHIBIT 99.1


                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Friday, June 11, 2004


           LAKES ENTERTAINMENT, INC. ANNOUNCES CASINO PROJECT UPDATES


MINNEAPOLIS, JUNE 11, 2004 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that steady progress has been made with its new casino projects during the past 18 to 24 months. New gaming developments require considerable levels of government and other regulatory approvals. In addition, proposed casinos usually face legal challenges from activist groups or other opposition, which need to be resolved before these projects can begin construction and operation. The Company has the following casino projects under contract, each in various stages of this process. Although the final resolution of these issues has been slower than originally anticipated, Lakes and their Tribal partners continue to proceed with design, development and architectural plans so that construction can begin as soon as possible after final approvals are received.

POKAGON/MICHIGAN: The Company's project with the Pokagon Band of Potawatomi Indians in southwestern Michigan has made significant progress in removing the last roadblock to begin construction. Although a Michigan group (TOMAC) filed a lawsuit against the Bureau of Indian Affairs (BIA) to block the project, a number of favorable rulings have since been received. In March 2002, a United States District Court Judge dismissed the majority of claims in the lawsuit. The remaining claim relates to secondary impacts on the surrounding communities. Additional information supporting the BIA's position has been submitted to the Court for requested final approval. The Department of Justice (DOJ) is now expected to file its response to the reply from TOMAC by June 18, 2004. There can be no assurance that the DOJ response will be filed by this date. Once the DOJ response is submitted, the case will be fully briefed and the Court will take the additional information under consideration. While no assurances can be given, the Company believes this issue can be resolved in time to allow construction to start as soon as Fourth Quarter 2004, subject to adequate financing and other factors. However, construction could be further delayed pending the court's schedule or if an unfavorable court decision is received. The Company believes the casino can open for business approximately twelve months after the casino construction begins.



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SHINGLE SPRINGS/CALIFORNIA: The Company's project with the Shingle Springs Band of Miwok Indians is approximately 35 miles from Sacramento, California, and includes a newly planned interchange on Highway 50 to help the Band achieve economic diversification and unrestricted access to their land. In December 2002, the California Transportation Commission approved the proposed interchange, and an agreement with the Department of the Interior has been reached to allow construction of the project to begin once all other issues are resolved. There are two pending lawsuits that have been filed against the project. The first is a federal lawsuit filed by El Dorado County (the county in which the reservation is located) challenging the validity of the Environmental Assessment prepared under National Environmental Protection Agency "NEPA" by the National Indian Gaming Commission "NIGC" as required for the approval of the management contract, and as required by the BIA for construction of the road. The federal lawsuit also challenges the validity of the Tribe and whether or not the Rancheria qualifies as Indian Lands which would allow gaming. Decisions have been reached on the issues of verifying the validity of the Band and its Rancheria in favor of the Band. On May 27th the Tribe and Justice Department submitted the administrative record to the Court, per an order from that Court, and the judge has set a trial date of August 23, 2004 to hear arguments on the remaining issues.

The second lawsuit was filed in state court and challenges the validity of the environmental documents prepared for the approval of the interchange by Caltrans under the California Environmental Quality Act. This case received an initial ruling in late December which denied all claims of the plaintiffs with the exception of one. The judge asked for clarification of an air quality issue, which has now been provided. The hearing on this issue was held on May 21, 2004. The timing of a ruling is anticipated to be within 30 days of that date, per the judge's comments. The Company is moving forward to complete the remaining approval steps during 2004. Assuming that the various litigation issues are favorably resolved in a timely manner, construction of the interchange and casino could begin as soon as the first quarter of 2005, subject to adequate financing and other factors. There can be no assurance that the various litigation issues will be favorably resolved. The Company believes the casino can open for business approximately fourteen months after the intersection construction begins. The recent successful opening of the Thunder Valley Casino has shown that there is a substantial gaming market in the Sacramento area with approximately 8 million people within 100 miles of the casino site.

JAMUL INDIAN VILLAGE/CALIFORNIA: The Company's project with the Jamul Indian Village in San Diego County continues to move forward with the land in trust application process, and an Environmental Impact Statement has been prepared and submitted to the BIA for approval. If approved, the casino would be located on tribal land adjacent to State Highway 94, approximately 15 miles east of San Diego. The fee to trust application is planned to be submitted to the Washington D.C. office of the BIA by July 1, 2004. The BIA review process is expected to take approximately 6 months after which the intent to take land into trust can be published in the Federal Register. Once the land is placed into trust, the development, financing and construction process can be completed. Based on these assumptions, it is possible that the casino can be open for business as soon as early 2007. The proposed casino will be situated in a proven gaming market consisting of over 2 million people within 25 miles of the casino site.



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NIPMUC NATION/EAST COAST: The Company has a development and management agreement with the Nipmuc Nation of Massachusetts. The Nipmuc Nation is currently challenging a negative finding by the U.S. Department of the Interior regarding its status as a federally recognized tribe. The BIA is reviewing the Nation's petition, and has notified the Nation that the projected date of the BIA's final determination will be no later than June 15, 2004. If final approval is received, the Nipmuc Nation will pursue putting land in trust, and entering into an agreement for a Class III gaming project with the state where the land is located. Gaming sites include potential locations within the states of Massachusetts, Connecticut, Rhode Island and New Hampshire. Once the Nation is federally recognized, it also has the option of conducting Class II gaming.
There can be no assurance that the Nation will receive federal recognition.

Lyle Berman, Chairman of the Board and CEO stated, "The Company's primary near term goal is to open and manage several large, full-function, profitable casinos. The regulatory approval process is time consuming and at times can be frustrating, however, the long regulatory approval process also serves as a significant barrier to entry for competitors." Berman continued, "As the Company's casino development projects come to fruition and move into the construction and management phase, they will represent very significant sources of long-term shareholder value."



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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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